EXHIBIT 10.3

ADVANCEPCS

2003 INCENTIVE COMPENSATION PLAN

AdvancePCS, a Delaware corporation (the “Company”), has established the AdvancePCS 2003 Incentive Compensation Plan, to become effective on the “Effective Date” specified in Section 12.

SECTION 1. Purpose. The purposes of this 2003 Incentive Compensation Plan (the “Plan”) are to aid the Company in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its Subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

SECTION 2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below.

“Award” shall mean a stock option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Performance Unit Award or Other Stock-Based Award granted under the Plan.

“Award Agreement” shall mean the agreement entered into between the Company and a Participant evidencing the grant of an Award under the Plan.

“Board” shall mean the Board of Directors of the Company.

“Change in Control “ shall mean the first to occur of any of the following events:

(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities (the “Beneficial Ownership Event”); provided, however, a Beneficial Ownership Event shall not constitute a Change in Control under this paragraph (a) if such Beneficial Ownership Event occurs in connection with the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or any parent thereof; or

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or any parent thereof; or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of the foregoing definition of a “Change in Control,” the following terms shall have the meaning set forth below:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13 (d) and 14 (d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

“Eligible Person” shall mean an employee of the Company or any Subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a Subsidiary or affiliate, and any person who has been offered employment by the Company or a Subsidiary or affiliate; provided, however, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a Subsidiary or affiliate.

“Fair Market Value” shall mean, as applied to a specified grant, exercise or payment date, (a) the low price of a share of Stock as reported on the Nasdaq National Market, or its equivalent successor, for such date, (b) in the event that the Stock is not designated for trading on the Nasdaq National Market, the low price of a share of Stock on such other national securities exchange on which the Stock is principally traded or (c) in the event that the Stock is not publicly traded, the fair market value of the Stock as determined by the Committee; provided, however, that in the case of an ISO if any of the foregoing methods of determining fair market value should be inconsistent with any ruling or regulation of the United States Treasury Department applicable to ISOs, fair market value shall be determined by the Committee in a manner consistent with such rulings or regulations, and shall mean the value as so determined.

“Incentive Stock Option” or “ISO” shall mean an option granted under the Plan to purchase shares of Stock designated as an “incentive stock option” and conforming with the requirements of Section 422(b) of the Code.

“Nonqualified Option” shall mean an option granted under the Plan to purchase shares of Stock, that does not qualify as an Incentive Stock Option.

“Other Stock-Based Awards” shall have the meaning set forth in Section 7.1 of the Plan.

“Optionee” shall mean an individual who has been granted an option to purchase shares of Stock or a SAR under the Plan.

“Participant” shall mean an employee who has been granted an Award under the Plan, including an Optionee.

“Performance Unit” shall mean a unit granted pursuant to Section 7 of the Plan that has a pre-assigned target dollar value (unless otherwise determined by the Committee, $100 per unit). A Performance Unit shall entitle the recipient to receive, at the end of a specified performance period and based upon the extent to which the Company has achieved pre-established performance goals determined by the Committee, the actual dollar value of the Performance Units, either in cash, or by delivery of a number of shares of Stock determined by dividing such dollar value by the Fair Market Value of a share of Stock on the payment date, or in a combination of the foregoing.

“Preexisting Plan” shall mean the Company’s Amended and Restated Incentive Stock Option Plan.

“Restricted Stock” shall mean shares of Stock granted under the Plan subject to certain restrictions determined by the Committee pursuant to Section 7 which may include performance criteria set forth in Section 7.2(b).

“SAR Grant Value” shall mean, as applied to a SAR granted independent of an option, such amount as shall be determined by the Committee.

“Stock” shall mean the common stock, par value $0.10 per share, of the Company.

“Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Section 6.6 of the Plan, which is the right to receive cash, Stock, or other property having a value on the date the SAR is exercised equal to: (a) the excess of the Fair Market Value of one share of Stock on the exercise date over (b) the SAR Grant Value.

“Stock Unit Award” shall mean a right granted under Section 7 of the Plan to receive shares of Stock in the future contingent upon the satisfaction of conditions established by the Committee, which may include performance criteria set forth in Section 7.2(b).

“Subsidiary” shall mean a corporation or other entity, of which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Company; provided, however, for the avoidance of doubt, that in the case of an Incentive Stock Option the term “Subsidiary” shall mean any corporation that is a “subsidiary corporation”, as that term is defined in Section 424(f) of the Code, or any provisions that may hereafter be enacted in lieu thereof.

SECTION 3. Administration.

(a) Subject to the express provisions of the Plan, the Committee shall administer the Plan, determine the Eligible Persons to whom Awards shall be made, the type and number of Awards subject to each grant, the timing of Awards, the number of shares of Stock to be subject to each Award, and determine the terms and conditions of all Awards granted under the Plan, including, without limitation, the purchase price of the shares of Stock covered by each option, the SAR Grant Value of each SAR, the number of shares of Stock to be subject to each Award, and when an option to purchase shares of Stock may be exercised and when and under what conditions an Award shall vest. The Committee shall have the authority, in its discretion, to determine whether specific options granted pursuant to the Plan shall or shall not be granted as ISOs (and thereby subject to the limitations imposed by Section 422 of the Code) or Nonqualified Options. No option granted under the Plan shall constitute an ISO unless expressly so determined by the Committee and so stated in the related Award Agreement. The grant of an Award hereunder to any Participant shall not entitle such person to a grant of any additional or subsequent Awards. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of the grant of Awards to non-employee directors (authority with respect to other aspects of non-employee director awards shall not be exclusive to the Board, however).

(b) Subject to the express provisions of the Plan, the Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to it, prescribe and amend the terms and provisions of Award Agreements (which need not be identical with respect to each grant or each individual Participant), and make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee shall have discretionary authority to interpret the Plan and to decide any and all matters arising hereunder, including but not limited to the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision. Any interpretation of the Plan by the Committee and any decision by it under the Plan shall be final and binding on all persons interested in the Plan, including Participants, their beneficiaries, permitted transferees (if any) and other persons claiming rights from or through such persons.

(c) The Committee may delegate to officers or employees of the Company, or committees, thereof the authority, subject to such terms as the Committee shall determine, to perform the ministerial administrative functions under the Plan.

(d) The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

SECTION 4. Shares Authorized for Issuance Under The Plan; Limitations

4.1 Shares Authorized For Issuance. The total number of shares of Stock authorized for issuance under the Plan is the sum of (i) 1,100,000 plus (ii) the number of shares that, immediately prior to the Effective Date, remain available for issuance under the Preexisting Plan plus (iii) the number of shares subject to awards under the Preexisting Plan which are forfeited or expire after the Effective Date in accordance with the terms of the Preexisting Plan; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clauses (i) and (ii) above. Such total number of shares is subject to adjustment upon changes in capitalization and other corporate events, as provided in Section 9 hereof. Any shares subject to an Award hereunder or an option under the Preexisting Plan that remain unissued, or which are forfeited, upon the cancellation, surrender, exchange, termination or expiration of such Award for any reason whatsoever shall again become available for the issuance of Awards under the Plan. Shares subject to an Award hereunder or an option under the Preexisting Plan that is settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for the issuance of Awards under the Plan. Shares used for tax-withholding purposes, if any, shall not be available for other issuances under the Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares up to the total number of shares authorized for issuance hereunder.

4.2 Limits Applicable to Certain Awards. Subject to adjustment pursuant to Section 9, the total number of shares of Stock that may be authorized for issuance during the term of the Plan in connection with Awards made under Section 7 of the Plan shall not exceed 100,000 shares. Shares shall be counted against this limitation in a manner consistent with the share-counting rules set forth in Section 4.1.

4.3 Individual Limits. The total number of shares of Stock subject to options or SARs awarded to any individual employee shall not exceed 1,000,000 shares during any fiscal year of the Company (subject to adjustment as provided in Section 9). In addition, for any year, the total number of shares of Stock subject to Awards granted to any one individual under Section 7 of the Plan that are intended to be “performance-based compensation”, within the meaning of Section 162(m) of the Code, shall not exceed 100,000 shares (subject to adjustment as provided in Section 9). The maximum dollar amount that may be earned by any one individual in respect of all Performance Units granted under Section 7 of the Plan in any fiscal year shall not exceed $2,000,000. For this purpose, “earned” means satisfying performance conditions so that an amount becomes vested or payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition.

SECTION 5. Eligibility For Participation. Awards may be granted under the Plan only to Eligible Persons. In the case of any Participant on an approved leave of absence, the Committee may make such provisions as it determines to be equitable, in its sole discretion, applicable to the outstanding Awards held by such Participant, including respecting the continuance of the Award while in the employ or service of the Company, subject to the limitations applicable to ISOs. For the avoidance of doubt, an employee on an approved leave of absence, including for a disability that has not resulted in termination of employment, may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan, subject to the limitations applicable to ISOs. For purposes of the Plan, a joint venture in which the Company or a Subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Notwithstanding the foregoing, only an employee of the Company or a Subsidiary may receive a grant of ISOs under the Plan. In no event, however, shall any employee who, at the time he would otherwise be granted an option to purchase shares of Stock, owns (within the meaning of Section 424(d) of the Code) Stock of the Company or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, be eligible to receive an ISO to purchase shares of Stock hereunder.

SECTION 6. Option And Stock Appreciation Rights Awards.

6.1 Option And SAR Price And Maximum Award. The price at which each share of Stock covered by each Nonqualified Option shall be purchased by an Optionee, and the SAR Grant Value of each SAR granted independent of an option, shall be established by the Committee, but in no event shall such price be less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of any ISO granted under the Plan, (a) the exercise price may not be less than the Fair Market Value of the Stock on the date of grant; and (b) the aggregate Fair Market Value (determined at the time such option is granted) of the Stock with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other Incentive Stock Option plans of the Company and any Subsidiary) shall not exceed $100,000. Any option granted hereunder as an ISO but which fails to meet the requirements for ISO treatment shall be a Nonqualified Option and shall otherwise remain outstanding in accordance with its terms.

6.2 Terms Of Options And SARs. The term of each ISO and Nonqualified Option and of each SAR shall be fixed by the Committee, but no such option or SAR shall be exercisable after the expiration of 10 years from the date of grant.

6.3 Award Agreements; Exercise Of Options And SARs.

(a) Each Optionee shall execute an Award Agreement with respect to each grant of options and SARs. Each option to purchase shares of Stock and each SAR granted in connection with an option under the Plan shall be exercisable for such number of shares and at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant consistent with the terms of the Plan. Except as otherwise provided in the Award Agreement, during the term of the option or SAR, options to purchase shares of Stock and SARs shall be exercisable as follows:

(i) Each option or SAR granted to a Participant other than a non-employee director shall become exercisable as to 20% of the total number of shares covered by such option or SAR as of the first anniversary of the date of grant, and the right to exercise with respect to an additional 20% of the total number of such shares shall accrue on each of the next four anniversaries of the date of grant and shall be cumulative; and

(ii) Each option granted to a Participant who is a non-employee director shall become exercisable as to one-third of the total number of shares covered by such option as of the first anniversary of the date of grant, and the right to exercise with respect to an additional one-third of the total number of such shares shall accrue on each of the next two anniversaries of the date of grant and shall be cumulative.

(b) An option may be exercised by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased and by paying the purchase price in full in cash, in Stock, a combination of cash and Stock or by any other method of payment approved by the Committee, provided, however, that any Stock so tendered in payment must have been held by the Optionee for a period of not less than 6 months prior to such tender in payment, or, if such Stock tendered was received upon exercise of an ISO, for a period of not less than 1 year prior to such tender in payment; and provided further, however, that the Committee shall have the authority to determine the method by which the Stock tendered in payment shall be valued for such purpose. The Committee shall determine the methods by and the form in which shares of Stock shall be delivered to Participants in satisfaction of an option (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law, or deferred delivery of shares representing the option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(c) Appropriate provision shall be made for all taxes the Company determines are required to be withheld in connection with the exercise of any option or SAR or the payment of any Award under the laws or other regulations of any governmental authority, whether federal, state, or local, and whether domestic or foreign. The Committee may require a Participant to remit to the Company in cash an amount sufficient to satisfy any such withholding taxes. Whenever cash is paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy such withholding tax obligations.

(d) If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), except with respect to the exercise and immediate sale of the underlying Stock of which the Company is already aware, such Participant shall notify the Company of such disposition within ten days thereof.

(e) An Optionee shall have none of the rights of a stockholder of the Company with respect to the shares of Stock subject to any option or SAR granted under this Plan until the option or SAR has been exercised and such shares of Stock have been issued and registered on the Company’s transfer books.

6.4 Nonassignability or Transferability Of Options And SARs. Except as otherwise determined by the Committee, no option to purchase shares of Stock and no SAR granted under the Plan shall be transferable by an Optionee other than by will, or, if the Optionee dies intestate, by the laws of descent and distribution of the state of such Optionee’s domicile at the time of death. Except as otherwise determined by the Committee, options and SARs shall be exercisable during the lifetime of an Optionee only by him.

6.5 Rights In The Event Of Termination Of Employment Or Death Or Disability Of Optionee.

(a) Unless otherwise provided by the Committee or by an employment contract between the Optionee and the Company or any Subsidiary or affiliate, in the event that the employment or service of an Optionee is terminated for any reason, the outstanding options and SARs of such Optionee, to the extent not then vested, shall terminate immediately upon the termination of such employment or service. For purposes of the Plan, a transfer of an Optionee’s employment between the Company and a Subsidiary (or an affiliate to the extent determined by the Committee) shall not be deemed to be a termination of employment or service for purposes of this Section 6.5(a). Unless otherwise provided by the Committee, any and all vested options held by an Optionee at the time of termination which have not been exercised by the Optionee within 90 days after the date of termination shall expire and be forfeited. The Committee may specify longer or shorter post-termination exercise periods for vested options; provided, however, that any ISOs so exercised that are not exercised within 90 days after termination of employment with the Company shall not be eligible for taxation under Section 421(a) of the Code and shall be treated as Nonqualified Options; and provided further, however, that no option may be exercised after the expiration date of the option.

(b) Unless otherwise provided by the Committee, in the event that an Optionee shall die while employed by the Company or a Subsidiary, or following retirement while he is eligible to exercise options or SARs under Section 6.5(a), options and SARs held by him at the date of death shall become exercisable, to the extent then vested, by the person or persons to whom the Optionee’s rights pass by will or by the laws of descent and distribution and all such options and SARs shall be exercisable at any time within one year after the date of such death and shall terminate thereafter; provided, however, that in no event shall any such option or SAR be exercisable after the expiration date of the option.

(c) Unless otherwise provided by the Committee, in the event that an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), options and SARs held by him at the date of disability shall be exercisable, to the extent then vested, at any time within one year after the date of such disability; provided, however, that in no event shall any such option or SAR be exercisable after the expiration date of the option.

6.6 SARs.

(a) SARs may be granted in conjunction with any option granted under the Plan, or may be granted under the Plan independent of any option. SARs granted in conjunction with an option shall entitle the holder of the related option, upon exercise (in whole or in part) of the SARs, to surrender the option (or any portion thereof) to the extent unexercised, and to receive a number of shares of Stock determined pursuant to Section 6.6(b). Such option shall, to the extent so surrendered, thereupon cease to be exercisable. Except as otherwise determined by the Committee, SARs granted in conjunction with an option shall be exercisable at such time or times and to the extent, but only to the extent, that the option to which they relate shall be exercisable. SARs not granted in conjunction with an option shall be exercisable at such time or times as may be determined by the Committee at the time of grant, but shall otherwise be subject to the same restrictions and other rules as to exercisability that are set out for options in Sections 6.1 through 6.5 above.

(b) Upon exercise of SARs, the holder thereof shall be entitled to receive a number of shares of Stock equal in the aggregate to the amount by which the Fair Market Value per share of one share of the Stock on the date of such exercise shall exceed (i) in the case of SARs granted in conjunction with an option or in addition to an option, the exercise price per share of the related option, or (ii) in the case of SARs unrelated to an option, its SAR Grant Value, in each case multiplied by the number of shares in respect of which the SARs shall have been exercised.

(c) All or any part of the obligation arising out of an exercise of SARs, whether or not such rights are granted in conjunction with an option may, at the election of the Committee, be settled by the payment of cash equal to the aggregate Fair Market Value of the shares that would otherwise have been delivered under the provisions of Section 6.6(b).

(d) To the extent that SARs granted in conjunction with an option shall be exercised, and whether the obligation upon such exercise shall be discharged by the delivery of shares of Stock or the payment of cash, the related option shall be deemed to have been exercised for the purpose of the maximum share limitations set forth in Section 4. To the extent that SARs granted in addition to, or independent of, an option shall be exercised, and whether the obligation upon such exercise shall be discharged by the delivery of shares of Stock or the payment of cash, the number of shares in respect of which the SARs shall have been exercised shall be charged against the maximum share limitations set forth in Section 4.

SECTION 7. Other Awards.

7.1 In General. The Committee may, in its discretion, grant shares of Restricted Stock, Performance Unit Awards or Stock Unit Awards subject to the terms of the Plan and the restrictions set forth in this Section 7. Other forms of Awards (“Other Stock-Based Awards”) valued in whole or in part by reference to, or otherwise based on, Stock may be granted by the Committee either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Persons to whom and the time or times at which such Awards shall be granted, the number of shares of Stock to be granted pursuant to such Awards and all other conditions of such Awards, including whether the vesting of such Awards may be based on the attainment of one or more of the performance goals set forth in Section 7.2(b) hereof.

7.2 Restrictions On Awards Other Than Options and SARs. Any Award made pursuant to Section 7 of the Plan shall be subject to the following:

(a) General. Subject to the terms of the Plan, any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. Without limiting the generality of the foregoing, (i) the Committee may determine that dividend equivalents shall be payable or otherwise credited to the recipient of an Award with respect to any dividends that are paid (or would be paid if the shares were then outstanding) on shares of Stock underlying the Award and (ii) except to the extent restricted under the terms of the Plan or any Award Agreement in the discretion of the Committee, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends (or dividend equivalents) thereon.

(b) Qualified Performance-Based Compensation. The Committee may designate whether any Award granted to an employee under this Section 7 is intended to qualify as “performance-based compensation”, within the meaning of Section 162(m) of the Code. Any such Awards designated as intended to be performance-based compensation shall be conditioned upon the achievement of one or more performance measures, to the extent required by Section 162(m) of the Code. The performance measures to be used by the Committee as a basis for payment with respect to an Award shall consist of one or more of the following, selected by the Committee (in each case, as determined in accordance with generally accepted accounting principles): (1) earnings per share (basic or fully diluted); (2) revenue growth (including subsets thereof such as mail revenue growth, specialty distribution revenue growth and others); (3) return on equity, return on assets (gross or net), return on investment, or return on capital; (4) increase in number of covered lives; (5) maintenance of sales targets; (6) service level improvement (including subsets thereof such as mail service improvement, call center improvement, systems availability and others); (7) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (8) earnings before or after interest, depreciation, amortization, or extraordinary or special items, or operating income, before or after taxes; (9) market share; (10) net interest margin or interest expense after taxes; (11) economic value created; (12) operating margin or profit margin; (13) restructuring charges, litigation charges, or expense ratios; (14) implementation or completion of critical projects or processes; (15) completion of corporate transactions; (16) cost reduction or containment goals; (17) stock price or total stockholder return; and (18) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. To the extent not inconsistent with the requirements of Section 162(m) of the Code, the Committee may adjust, modify or amend the aforementioned business criteria. Without limiting the generality of the foregoing, the Committee shall have the authority to make equitable adjustments in the aforementioned performance measures in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(c) Forfeiture. Except as otherwise determined by the Committee, upon the termination of employment or service of a Participant, any Awards subject to this Section 7 which are subject to restrictions or which have otherwise not become vested as of the date of termination shall be forfeited by the Participant.

(d) Non-Tranferability of Awards. Except as expressly permitted by the Committee, an Award granted pursuant to this Section 7 shall not be transferable by the Participant other than by will, or, if the Participant dies intestate, by the laws of descent and distribution of the state of such Participant’s domicile at the time of death.

(e) Tax Election for Restricted Stock. If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

SECTION 8. Regulatory Approvals And Listing. The Company shall not be required to issue any certificate or certificates for shares of Stock upon the exercise of any Award granted under the Plan prior to (a) the obtaining of any approval from any governmental agency that the Company shall, in its sole discretion, determine to be necessary or advisable; (b) the admission of such shares to listing on any national securities exchange on which the Company’s Stock may be listed; and (c) the completion of any registration or other qualification of such shares of Stock under any state or federal law or ruling or regulations of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

SECTION 9. Adjustments; Change in Control. (a) In the event of a capital adjustment resulting from a Stock dividend, Stock split, reverse Stock split, recapitalization, reorganization, merger, consolidation, liquidation, combination or exchange of Stock, or a similar event, the number of shares of Stock subject to the Plan, the number of shares of Stock subject to the grant of Awards under the Plan, the number of shares set forth in each subsection of Section 4 hereof, and the number and kind of shares of other stock that may be substituted or exchanged for shares of Stock in the capital adjustment, shall be equitably adjusted in a manner consistent with such capital adjustment. The price of any shares under option, the SAR Grant Value of all outstanding and unexercised SARs granted independent of an option, and the purchase price applicable to any other Award shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any Award. In addition, any performance condition of an Award based on the price of Stock shall be equitably adjusted to preserve without enhancing the value of the Award.

(b) The Committee may provide, in any Award Agreement or otherwise, that in the event of a Change in Control, the Award shall be subject to accelerated vesting, automatic cash-out or other settlement, cash-out at the election of the Participant, or other terms, as specified by the Committee. Unless otherwise provided by the Committee, in the event that an Award is to be settled in connection with the Change in Control, the form of payment in settlement of such Awards (if not cash, based on a cash-out right) shall be made in the same form as that payable to the stockholders of the Company in connection with the Change in Control transaction, provided that if the event constituting the Change in Control does not involve payment to such stockholders, the settlement of such Awards shall be made in cash.

SECTION 10. Modification Of Previously Granted Options, SARs And Other Awards. The Committee shall have the authority to modify or amend a previously granted option, SAR, or other Award on terms not inconsistent with the requirements of this Plan, including, without limitation, a modification changing a previously granted ISO into a Nonqualified Option; provided that no such modification that would materially adversely affect the rights of the Participant (or his or her beneficiary, if the Participant is not then living) shall be made without the consent of the affected Participant or beneficiary. For the avoidance of doubt, no amendment shall be made to a previously granted option, SAR or other Award to which an exercise or purchase price applies that constitutes a repricing without the approval of stockholders, as provided by Section 11(c).

SECTION 11. Termination Or Amendment Of The Plan. The Board shall have the right to terminate or amend the Plan at any time, provided that, unless the requisite approval of stockholders is obtained, no amendment shall be made to the Plan if such amendment would (a) increase the total number of shares of Stock authorized for issue as provided in each subsection of Section 4, except as provided in Section 9; (b) lower the exercise price or SAR Grant Value specified in Section 6 below 100% of the Fair Market Value of the Stock on the date the option or SAR is granted, except as provided in Section 9; (c) reprice (or cancel and regrant a new option, SAR or other Award) any outstanding option, SAR or other Award to which an exercise or purchase price applies, at a lower price; or (d) require stockholder approval as a matter of law or under the Nasdaq rules. No Plan amendment shall, without the affected Participant’s consent, materially adversely affect any right or obligation under any Award previously granted to him under the Plan.

SECTION 12. Effective Date And Term Of The Plan. The Plan was adopted by the Board on May 6, 2003 to be effective as of August 1, 2003 (the “Effective Date”), subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the voting securities of the Company present, or represented or entitled to vote on the subject matter at the Company’s 2003 annual meeting or any adjournment thereof. The term of the Plan shall be ten years from August 1, 2003. No Awards may be granted under the Plan on or after August 1, 2013, but Awards theretofore granted may extend beyond that date in accordance with their terms.

SECTION 13. No Right To Employment or Service By The Company Or Subsidiaries; Awards Not Treated As Earnings. Nothing in the Plan, or as a result of the grant of any Award pursuant to the Plan, shall confer on any Participant any right to continue in the employ of the Company or any Subsidiary or affiliate or interfere in any way with the right of the Company or any Subsidiary or affiliate to terminate a Participant’s employment at any time with or without assigning a cause therefor. Awards granted under the Plan shall not be affected by any change of employment, so long as the Participant continues to be an employee of the Company or a Subsidiary, or of an affiliate to the extent provided by the Committee as provided in Section 6.5(a) of the Plan. Awards made pursuant to this Plan shall in no event be deemed earnings within the definition of any employee benefit plan of the Company of its Subsidiaries.

SECTION 14. Preexisting Plan. Upon stockholder approval of the Plan as provided under Section 12, no further grants shall be made under the Preexisting Plan.

SECTION 15. Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

SECTION 16. Awards to Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 16 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Exchange Act Section 16(b) for the Participant whose Award is modified.

SECTION 15. Trading Window. Participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options or Stock Appreciation Rights or sell shares of Stock acquired pursuant to the Plan.

SECTION 16. Plan Document Controls. In the event of any conflict between the terms of the Plan and the provisions of any Award Agreement, the terms of the Plan shall govern.

SECTION 17. Interpretation. The Plan is designed and intended to the extent applicable, to comply with Section 162(m) of the Code, and to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply.

SECTION 18. Governing Law. The Plan shall be construed, administered, and governed in all respects under and by the applicable internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

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